UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2026

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PROFOUND MEDICAL CORP.

(Exact name of registrant as specified in its charter)

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Ontario, Canada	001-39032	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 Skymark Avenue, Unit 6

Mississauga, Ontario, Canada L4W 5K5

(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: 647-476-1350

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value Per Share	PROF	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Chief Financial Officer

On August 14, 2026, Profound Medical Corp. (the “Company” or “Profound Medical”) announced that Matthew Sobczyk has been appointed by the Board of Directors of the Company (the “Board”) to serve as the Interim Chief Financial Officer of the Company, effective as of the same date (the “Appointment Date”).

Matthew Sobczyk, CPA, CA, age 42, has served in progressively senior financial leadership roles at the Company since May 2017. From March 2023 to August 2026, Mr. Sobczyk served as Corporate Controller of the Company. Prior to that role, he served as Assistant Corporate Controller of the Company from March 2021 to March 2023, and as Manager, Accounting & Reporting of the Company from May 2017 to March 2021. Prior to joining Profound Medical, Mr. Sobczyk spent over a decade in public accounting, audit, and advisory roles with Ernst & Young LLP and MNP LLP. Mr. Sobczyk holds a Bachelor of Arts (Honours Business Administration) from the Richard Ivey School of Business at Western University and earned his Chartered Professional Accountant, Chartered Accountant (CPA, CA) designation in Ontario.

The selection of Mr. Sobczyk to serve as the Company’s Interim Chief Financial Officer was not pursuant to any arrangement or understanding between Mr. Sobczyk and any other person. There are no family relationships between Mr. Sobczyk and any director or executive officer of the Company, and there are no transactions between Mr. Sobczyk and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with his appointment as Interim Chief Financial Officer, Mr. Sobczyk will receive an annual base salary of CAD 300,414.58. Mr. Sobczyk is eligible to receive an annual discretionary bonus with a target of 15% of his base salary.

Separation Agreement and Contractor Services Agreement

On August 14, 2026, Rashed Dewan resigned from his position as Chief Financial Officer of the Company, effective the same day (the “Separation Date”). In connection with Mr. Dewan’s resignation, the Company and Mr. Dewan entered into a Mutual Separation Agreement, dated August 14, 2026 (the “Separation Agreement”), which provides, among other things, that (i) the Company will pay Mr. Dewan a cash severance payment of $375,000; (ii) for 15 months following the Separation Date, the Company will pay employer contributions to maintain Mr. Dewan’s employee benefits, subject to the terms, conditions and eligibility requirements of the applicable benefit plans and policies; (iii) Mr. Dewan’s vested stock options outstanding as of the Separation Date that were granted under the Company’s Second Amended and Restated Share Option Plan will remain exercisable until the earlier of the last day of the twelve month period immediately following the Separation Date and the stock options’ applicable expiry date; and (iv) the Company will reimburse Mr. Dewan for up to CAD 5,000 in reasonable legal fees incurred in connection with his review of the Separation Agreement. The Separation Agreement also includes a release and waiver by Mr. Dewan and other customary provisions.

In addition, the Company and Mr. Dewan entered into a Contractor Services Agreement, dated August 14, 2026 (the “Contractor Services Agreement”), pursuant to which Mr. Dewan will provide transition and advisory services to the Company as an independent contractor for the period commencing August 17, 2026 through November 25, 2026. Under the Contractor Services Agreement, Mr. Dewan will receive (i) an hourly consulting fee of CAD 200 per hour of hours worked and (ii) continued vesting of 20,000 restricted share units held by Mr. Dewan.

The foregoing description of the Separation Agreement and Contractor Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement and the Contractor Services Agreement, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q.

Item 7.01. Regulation FD Disclosure.

On August 14, 2026, the Company issued a press release announcing the appointment of Mr. Sobczyk as Interim Chief Financial Officer of the Company, as described in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, or the Securities Act. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing with the U.S. Securities Exchange Commission, or the SEC, made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated, August 14, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFOUND MEDICAL CORP.

Date: August 17, 2026	By:	/s/ Arun Menawat
Arun Menawat
Chief Executive Officer and Chairman